      As filed with the Securities and Exchange Commission on June 9, 1999.
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                 ---------------

                             INTERNET AMERICA, INC.
             (Exact name of registrant as specified in its charter)

             Texas                                    86-0778979
(State or other jurisdiction of          (I.R.S. employer identification number)
incorporation or organization)

                                One Dallas Centre
                           350 N. St. Paul, Suite 3000
                               Dallas, Texas 75201
                    (Address of principal executive offices)

                                 ---------------

                             INTERNET AMERICA, INC.
             NONQUALIFIED STOCK OPTION AGREEMENT - MICHAEL T. MAPLES
             NONQUALIFIED STOCK OPTION AGREEMENT - MICHAEL T. MAPLES
              NONQUALIFIED STOCK OPTION AGREEMENT - GARY L. CORONA
                  OPTION SETTLEMENT AGREEMENT - MICHAEL S. MAY
                    OPTION SETTLEMENT AGREEMENT - KAMI DOYLE
                 OPTION SETTLEMENT AGREEMENT - KEITH WEINBERGER
                            (Full title of the Plan)

                                 ---------------

                                MICHAEL T. MAPLES
                                One Dallas Centre
                           350 N. St. Paul, Suite 3000
                               Dallas, Texas 75201
          (Name and address of agent for service of agent for service)

                                 (214) 861-2500
                     (Telephone number, including area code,
                              of agent for service)

                                ----------------

                                    COPY TO:
                               RICHARD F. DAHLSON
                              Jackson Walker L.L.P.
                                 901 Main Street
                                   Suite 6000
                               Dallas, Texas 75202


                                           CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                               Proposed            Proposed
               Title of                      Amount            Maximum              Maximum            Amount of
              Securities                      to be         Offering Price     Aggregate Offering     Registration
           to be Registered                Registered        Per Share (1)         Price (1)            Fee (1)
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value               67,500 shares       $1.67             $112,725.00
                                           157,500 shares       $1.67             $263,025.00
                                            75,000 shares      $25.00             $ 1,875,000
                                            80,000 shares       $1.67             $133,600.00
                                            42,750 shares       $1.67             $ 71,392.50
                                            25,000 shares       $0.09             $  2,250.00            $683.34
==================================================================================================================

(1) Computed pursuant to Rule 457 solely for the purpose of calculating the registration fee, based upon the prices at which the options may be exercised.

PROSPECTUS

                             INTERNET AMERICA, INC.

                         300,000 SHARES OF COMMON STOCK

         This Prospectus relates to the offer and sale of up to 300,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock") of Internet America, Inc. (the "Company"), issued pursuant to the provisions of various Nonqualified Stock Option Agreements between the Company and one of its officers and directors (the "Agreements").

         The Shares may be sold from time to time by the Selling Shareholder or by permitted transferees. The Common Stock is quoted through the National Association of Securities Dealers Automated Quotation National Market System (the "Nasdaq/NMS") under the symbol "GEEK" and may be sold from time to time by the Selling Shareholder either directly in private transactions, or through one or more brokers or dealers on the Nasdaq/NMS, or any other over-the-counter market or exchange on which the Common Stock is quoted or listed for trading, at such prices and upon such terms as may be obtainable. On June 1, 1999, the last reported sale price of the Common Stock, as reported on the Nasdaq/NMS, was $17.88.

         Upon any sale of the Common Stock offered hereby, the Selling Shareholder and participating agents, brokers, dealers or marketmakers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution." The Company will not receive any of the proceeds from the sales by the Selling Shareholder.

         No underwriter is being utilized in connection with this offering. The Company will pay all expenses incurred within this offering. The expenses incurred in connection with the offering are estimated to be approximately $4,000.

                                -----------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is June 9, 1999.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; at the Commission's Chicago Regional office located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at the Commission's New York Regional office located at 7 World Trade Center, Room 1300, New York, New York 10048. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Additionally, the Commission maintains a website (http://www.sec.gov) that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock is listed on the Nasdaq/NMS. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the Nasdaq/NMS.

         The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-8 (the "Registration Statement") in connection with the offer and sale of the Common Stock offered hereby under the Securities Act. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits thereto. Copies of the Registration Statement are available from the Commission. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

         The Company's principal executive offices are located at One Dallas Centre, 350 N. St. Paul, Suite 3000, Dallas, Texas 75201 and its telephone number is (214) 861-2500.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

         (i) Prospectus dated June 7, 1999 and filed with the Commission pursuant to Rule 424(b) on June 8, 1999 (the "424(b) Prospectus");

         (ii) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the 424(b) Prospectus; and

         (iii) Description of the Common Stock contained in the Company's Registration Statement on Form SB-2 (No. 333-78615), effective as of June 7, 1999.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the

Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such documents should be directed to James T. Chaney, One Dallas Centre, 350 N. St. Paul, Suite 3000, Dallas, Texas 75201, telephone number (214) 861-2500.

                              SELLING SHAREHOLDERS

         This Prospectus covers the offer and resale of Shares issued to a certain Shareholder pursuant to the Agreements. The table below sets forth information concerning the Common Stock owned by the following Selling Shareholder, who does not have, and within the past three years has not had, any position, office or other material relationship with the Company or any of its predecessors or affiliates, except as set forth below:

                                                                  COMMON STOCK          AMOUNT AND PERCENTAGE
                                          OWNERSHIP OF         OFFERED FOR SELLING          OF CLASS AFTER
NAME                                    COMMON STOCK(1)           SHAREHOLDERS                OFFERING(2)
----                                    ---------------           ------------                -----------
Michael T. Maples                           308,688                   225,000                    83,688
 President and Chief Executive                                                                   (1.2%)
 Officer

Gary L. Corona                              152,624                    75,000                    77,624
 Director                                                                                        (1.1%)

------------------

(1) Based on ownership as of May 28, 1999. Includes Shares to be acquired upon exercise of Options granted under the Agreements, some of which may not be exercisable within 60 days of the date of this Prospectus.

(2) Based on 6,893,530 shares of Common Stock outstanding on May 28, 1999. Assumes the exercise of all Options granted under the Agreements, the exercise of which are covered by this Prospectus, and the sale of the Shares acquired thereby.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Common Stock hereby.

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Shareholder, or permitted transferees. The Shares may be disposed of from time to time in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder or such permitted transferees or from the purchasers of the Shares for whom they may act as agent, (iv) the writing of options on the Shares, (v) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange, including the Nasdaq/NMS, or in transactions in the over the counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Shareholder or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Company will pay all expenses incident to the offering and sale of the Shares to the public and all underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Shareholder related thereto.

         In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Shareholder will not be able to effect transactions in the Shares pursuant to this Prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the Commission.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Common Stock offered hereby have been passed upon for the Company by Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202.

                                     EXPERTS

         The financial statements of Internet America, Inc. as of June 30, 1997 and 1998 and for each of the years then ended, incorporated in this prospectus by reference from the Company's Registration Statement on Form SB-2 (No. 333-78615) and the financial statements of CompuNet, Inc. and CyberRamp, L.L.C. as of December 31, 1997 and 1998 and for each of the years then ended, incorporated by reference from the Company's Current Reports on Form 8-K/A dated April 16, 1999 and May 5, 1999, respectively, have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

         The Articles of Incorporation of the Company provide that to the fullest extent permitted by applicable law, a director of the Company will not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director.

         The Texas Business Corporation Act ("TBCA") permits the indemnification of directors, employees, officers and agents to Texas corporations. The Company's Articles and Bylaws provide that the Company shall indemnify any person to the fullest extent permitted by law. Under the TBCA, an officer or director may be indemnified if he acted in good faith and reasonably believed that his conduct (i) was in the best interests of the Company if he acted in his official capacity or (ii) was not opposed to the best interests of the Company in all other cases. In addition, the indemnitee may not have reasonable cause to believe that his conduct was unlawful in the case of a criminal proceeding. In any case, the indemnitee may not have been found liable to the Company for improperly receiving a personal benefit or for willful or intentional misconduct in the performance of his duty to the Company. The Company (i) must indemnify an officer or director for reasonable expenses if he is successful, (ii) may indemnify an officer or director for such reasonable expenses unless he was found liable for willful or intentional misconduct in the performance of his duty to the Company and (iii) may advance reasonable defense expenses if the officer or director undertakes to reimburse the Company if he is later found not to satisfy the standard for indemnification expenses. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. This provision in the Articles does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of nonmonetary relief would remain available under Texas law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation to buy any securities other than registered securities to which it relates, or an offer to or a solicitation of any person in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

                                TABLE OF CONTENTS

                                                Page
                                                ----
Available Information.............................2
Incorporation of Certain Documents
   by Reference...................................2
Selling Shareholders..............................3
Use of Proceeds...................................3
Plan of Distribution..............................3
Legal Matters.....................................4
Experts...........................................4
Indemnification...................................4






                                 300,000 Shares

                                  Common Stock



                             INTERNET AMERICA, INC.




                                  June 9, 1999

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Commission by Internet America, Inc. (the "Company"), are incorporated herein by reference and made a part hereof:

         (i) Prospectus dated June 7, 1999 and filed with the Commission pursuant to Rule 424(b) on June 8, 1999 (the "424(b) Prospectus");

         (ii) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the 424(b) Prospectus; and

         (iii) Description of the Common Stock contained in the Company's Registration Statement on Form SB-2 (No. 333-78615) effective as of June 7, 1999.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the Common Stock offered hereunder has been sold or which deregisters all of such Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Articles of Incorporation of the Company provide that to the fullest extent permitted by applicable law, a director of the Company will not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director.

         The Texas Business Corporation Act ("TBCA") permits the indemnification of directors, employees, officers and agents to Texas corporations. The Company's Articles and Bylaws provide that the Company shall indemnify any person to the fullest extent permitted by law. Under the TBCA, an officer or director may be indemnified if he acted in good faith and reasonably believed that his conduct (i) was in the best interests of the Company if he acted in his official capacity or (ii) was not opposed to the best interests of the Company in all other cases. In addition, the indemnitee may not have reasonable cause to believe that his conduct was unlawful in the case of a criminal proceeding. In any case, the indemnitee may not have been found liable to the Company for improperly receiving a personal benefit or for willful or intentional misconduct in the performance of his duty to the Company. The Company (i) must indemnify an officer or director for reasonable expenses if he is successful, (ii) may indemnify an officer or director for such reasonable expenses unless he was found liable for willful or intentional misconduct in the performance of his duty to the Company and (iii) may advance reasonable defense expenses if the officer or director undertakes to reimburse the Company if he is later found not to satisfy the standard for indemnification expenses. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. This provision in the Articles does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of nonmonetary relief would remain available under Texas law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

 Exhibit
 Number           Description of Exhibit
--------          ----------------------
3.1               Internet America, Inc.'s Articles of Incorporation (1)

3.2               Internet America, Inc.'s Article of Amendment to Articles of Incorporation (1)

3.3               Internet America, Inc.'s Bylaws (1)

3.4               Internet America Inc.'s Amendment to Bylaws (1)

3.5               Application for Certificate of Withdrawal of Internet America, Inc.(1)

3.6               Articles of Merger merging Internet America, Inc., an Arizona corporation, with and into
                  INTRNTUSA, INC., a Texas corporation (1)

4.1               Specimen Common Stock certificate (1)

4.2               Certificate of Designation of the Series A Preferred Stock of Internet America, Inc.(1)

4.3               Amended Certificate of Designation of the Series A Preferred Stock of Internet America, Inc.(1)

4.4               Certificate of Designation of the Series B Preferred Stock of Internet America, Inc.(1)

5.1               Opinion of Jackson Walker L.L.P.*

23.1              Consent of Jackson Walker L.L.P. (included in its opinion filed as Exhibit 5.1)

23.2              Consent of Deloitte & Touche LLP*

24                Power of Attorney (included in Part II hereof)

99.1              Non-Qualified Stock Option Agreement, dated as of October 27, 1996, by and between Internet
                  America, Inc. and Michael T. Maples.*

99.2              Non-Qualified Stock Option Agreement, dated as of March 24, 1998, by and between Internet
                  America, Inc. and Michael T. Maples.*

99.3              Option Settlement Agreement, dated as of May 20, 1999, by and between Internet America, Inc.
                  and Michael S. May.*

99.4              Option Settlement Agreement, dated as of May 20, 1999, by and between Internet America, Inc.
                  and Kami Doyle.*

99.5              Option Settlement Agreement, dated as of May 20, 1999, by and between Internet America, Inc.
                  and Keith Weinberger.*

99.6              Non-Qualified Stock Option Agreement, dated as of May 16, 1996, by and between Internet
                  America, Inc. and Michael S. May.*

99.7              Non-Qualified Stock Option Agreement, dated as of December 4, 1995, by and between Internet
                  America, Inc. and Kami Doyle.*

99.8              Non-Qualified Stock Option Agreement, dated as of April 5, 1996, by and between Internet
                  America, Inc. and Kami Doyle.*

99.9              Non-Qualified Stock Option Agreement, dated as of September 18, 1995, by and between Internet
                  America, Inc. and Keith Weinberger.*

99.10             Non-Qualified Stock Option Agreement, dated as of April 20, 1999, by and between Internet
                  America, Inc. and Gary L. Corona.*

-----------

*        Filed herewith.

(1) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (file No. 333-59527) originally filed on July 21, 1998, as amended, and incorporated herein by reference.


ITEM 9. UNDERTAKINGS.

      (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933, as amended;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 4th day of June, 1999.

                                INTERNET AMERICA, INC.



                                By: /s/ James T. Chaney
                                    -------------------------------------------
                                    James T. Chaney, Vice President, Chief
                                    Financial Officer, Secretary and Treasurer
                                    (Principal Accounting and Financial Officer)

                                POWER OF ATTORNEY

         Each person whose signature appears below authorizes Michael T. Maples and James T. Chaney, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                                        Date
---------                           -----                                        ----
/s/ Michael T. Maples               Chief Executive Officer,                     June 4, 1999
------------------------------      President and Director
Michael T. Maples                   (Principal Executive Officer)



/s/ James T. Chaney                 Chief Financial Officer, Vice                June 4, 1999
------------------------------      President, Secretary and Treasurer
James T. Chaney                     (Principal Financial and Accounting
                                    Officer)


/s/ Douglas G. Sheldon              Director                                     June 4, 1999
------------------------------
Douglas G. Sheldon


/s/ Jack T. Smith                   Director                                     June 4, 1999
------------------------------
Jack T. Smith


/s/ Gary L. Corona                  Director                                     June 4, 1999
------------------------------
Gary L. Corona


                                INDEX TO EXHIBITS


 Exhibit
 Number           Description
--------          -----------
3.1               Internet America, Inc.'s Articles of Incorporation (1)

3.2               Internet America, Inc.'s Article of Amendment to Articles of Incorporation (1)

3.3               Internet America, Inc.'s Bylaws (1)

3.4               Internet America Inc.'s Amendment to Bylaws (1)

3.5               Application for Certificate of Withdrawal of Internet America, Inc.(1)

3.6               Articles of Merger merging Internet America, Inc., an Arizona corporation, with and into
                  INTRNTUSA, INC., a Texas corporation (1)

4.1               Specimen Common Stock certificate (1)

4.2               Certificate of Designation of the Series A Preferred Stock of Internet America, Inc.(1)

4.3               Amended Certificate of Designation of the Series A Preferred Stock of Internet America, Inc.(1)

4.4               Certificate of Designation of the Series B Preferred Stock of Internet America, Inc.(1)

5.1               Opinion of Jackson Walker L.L.P.*

23.1              Consent of Jackson Walker L.L.P. (included in its opinion filed as Exhibit 5.1)

23.2              Consent of Deloitte & Touche LLP*

24                Power of Attorney (included in Part II hereof)

99.1              Non-Qualified Stock Option Agreement, dated as of October 27, 1996, by and between Internet
                  America, Inc. and Michael T. Maples.*

99.2              Non-Qualified Stock Option Agreement, dated as of March 24, 1998, by and between Internet
                  America, Inc. and Michael T. Maples.*

99.3              Option Settlement Agreement, dated as of May 20, 1999, by and between Internet America, Inc.
                  and Michael S. May.*

99.4              Option Settlement Agreement, dated as of May 20, 1999, by and between Internet America, Inc.
                  and Kami Doyle.*

99.5              Option Settlement Agreement, dated as of May 20, 1999, by and between Internet America, Inc.
                  and Keith Weinberger.*

99.6              Non-Qualified Stock Option Agreement, dated as of May 16, 1996, by and between Internet
                  America, Inc. and Michael S. May.*

99.7              Non-Qualified Stock Option Agreement, dated as of December 4, 1995, by and between Internet
                  America, Inc. and Kami Doyle.*

99.8              Non-Qualified Stock Option Agreement, dated as of April 5, 1996, by and between Internet
                  America, Inc. and Kami Doyle.*

99.9              Non-Qualified Stock Option Agreement, dated as of September 18, 1995, by and between Internet
                  America, Inc. and Keith Weinberger.*

99.10             Non-Qualified Stock Option Agreement, dated as of April 20, 1999 by and between Internet
                  America, Inc. and Gary L. Corona.*

--------------

*         Filed herewith.

(1) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (file No. 333-59527) originally filed on July 21, 1998, as amended, and incorporated herein by reference.